U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K
                                    --------



Commission file number 000-33339

                               Nicklebys.com, Inc.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

           Colorado                                              84-1494708
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

3179 South Peoria Court
Aurora, Colorado                                                         80014
---------------------------------------                               ----------
(Address of principal executive offices)                              (Zip Code)


                    Issuer's telephone number (303) 525-6161

Item 8.01.   Other Events
-------------------------

The Registrant's new address is 3179 South Peoria Court; Aurora, Colorado 80014. It can be reached through Scott Thornock, its President and Chief Executive Officer at (303) 525-6161.


Nicklebys.com, Inc. - Full text of April 13, 2005 press release follows:

NEWS BULLETIN

                               NICKLEBYS.COM, INC.
                               -------------------
                                   OTCBB:NBYS

FOR FURTHER INFORMATION
-----------------------

Scott Thornock, President
-------------------------
(303) 525-6161
paragondev@rmi.net
------------------

FOR IMMEDIATE RELEASE
---------------------

April 13, 2005
--------------

            NICKLEBYS REPORTS TERMINATION OF MERGER NEGOTIATIONS WITH
                            TELZUIT TECHNOLOGIES, LLC
            ---------------------------------------------------------

DENVER, COLORADO, April 13, 2005 ---- NICKLEBYS.COM, INC. ("Nicklebys"), (OTCBB:NBYS) which, since late 2004, has been in the process of terminating its operations, liquidating its assets and seeking a merger partner, reported today that negotiations with Telzuit Technologies, LLC ("Telzuit") for a merger of the companies have terminated. After execution of a letter of intent, announced on January 18, 2005, the parties had conducted due diligence activities and negotiated a definitive merger agreement which was presented to their respective boards of directors. Telzuit's board declined to approve the proposed agreement and voted to terminate the transaction. Nicklebys will continue to seek a merger with a privately-held operating company.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934 of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, duly authorized.

                                        Nicklebys.com, Inc.

April 13, 2005                          By:  /s/ Scott Thornock
                                           ----------------------------------
                                           Scott Thornock, President
                                           and Chief Executive Officer